UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2023, Ducommun Incorporated, a Delaware corporation (the “Company”), reported that Christopher D. Wampler, Vice President, Chief Financial Officer, Controller and Treasurer, ceased to serve in that role but would continue his employment with the Company in a non-executive capacity. The re-assignment was not related to any issues involving the Company’s financial reporting.

On May 31, 2023, in connection with Mr. Wampler’s re-assignment, the Company and Mr. Wampler entered into a transition services and separation agreement attached hereto as Exhibit 10.1 (the “Transition Agreement”). Under the Transition Agreement, between May 4, 2023 and approximately March 1, 2024 (the “Separation Date”), Mr. Wampler will continue to remain employed by the Company as an advisor to the Chief Financial Officer and will continue to receive a base salary of approximately $34,500 per month. Mr. Wampler will also remain eligible to receive all medical, life, insurance and disability insurance benefits available to the Company’s employees, subject to him executing and not revoking the Transition Agreement and otherwise complying with the terms of the Transition Agreement. On or after the Separation Date, as required by the terms of that certain Key Executive Severance Agreement entered into by and between the Company and Mr. Wampler dated as of January 23, 2017, the Company will pay Mr. Wampler his full base salary on a bi-weekly basis for a period of twelve (12) months and provide Mr. Wampler with medical, life, disability and other similar insurance benefits as are provided to other executives of the Company for a period of time until Mr. Wampler obtains other employment on a full-time basis, but not to exceed one (1) year from the Separation Date. The payments and benefits payable to Mr. Wampler following the Separation Date will be subject to Mr. Wampler’s execution and non-revocation of the supplemental release attached to the Transition Agreement on the Separation Date.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.01	Transition Services and Separation Agreement, entered into as of May 31, 2023, between Ducommun Incorporated and Christopher D. Wampler.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: June 2, 2023	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
V.P., General Counsel & Corporate Secretary